Rule 424(b)(3)
                                                                  No. 333-15411

                       CNL AMERICAN PROPERTIES FUND, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated January 31, 1997 and the Prospectus Supplement dated March 17, 1997. This Supplement replaces the Supplement dated March 25, 1997. CAPITALIZED TERMS USED IN THIS SUPPLEMENT HAVE THE SAME MEANING AS IN THE PROSPECTUS UNLESS OTHERWISE STATED HEREIN.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of March 27, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after March 27, 1997, will be reported in a subsequent Supplement.

                                  THE OFFERING

         Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of March 27, 1997, the Company had received aggregate subscription proceeds of $24,323,095 (2,432,310 Shares) from 1,087 stockholders. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $21,900,000. As of March 27, 1997, $1,094,539 of such amount had been incurred in Acquisition Fees to the Advisor and the balance was available for investment in Properties and Mortgage Loans.

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. As of March 27, 1997, the Company had invested or committed for investment approximately $120,500,000 of net proceeds from the Initial Offering in 123 Properties, in providing mortgage financing to the tenants of the 43 Properties consisting of land only through Mortgage Loans, and in paying acquisition fees to the Advisor totalling $6,776,629 and certain acquisition expenses, leaving approximately $13,500,000 in net offering proceeds from the Initial Offering available for investment in Properties and Mortgage Loans. The Company expects to use such amount and Net Offering Proceeds from this offering to invest in additional Properties and Mortgage Loans.

                                    BUSINESS

PROPERTY ACQUISITIONS

         Between March 7, 1997 and March 27, 1997, the Company acquired 13 Properties, including one Property consisting of land and building, four Properties consisting of building only and eight Properties consisting of land only. These Properties are a Jack in the Box Property (in Houston, Texas), four Black-eyed Pea Properties (one in each of Bedford, Dallas and Fort Worth, Texas; and Oklahoma City, Oklahoma) and eight Pizza Hut Properties (one in each of Wellsburg, West Virginia; Bolivar, Carrollton, Millersburg, Steubenville and Uhrichsville, and two in New Philadelphia, Ohio) (hereinafter referred to as the "Eight Pizza Hut Properties"). For information regarding the 110 Properties acquired by the Company prior to March 7, 1997, see the Prospectus dated January 31, 1997 and the Prospectus Supplement dated March 17, 1997.





APRIL 2, 1997                                 PROSPECTUS DATED JANUARY 31, 1997

         In connection with the purchase of the Jack in the Box Property, which is land and building, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In addition, in connection with the purchase of this Property, which is to be constructed, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         In connection with the Black-eyed Pea Properties in Bedford, Dallas and Fort Worth, Texas; and Oklahoma City, Oklahoma, which are building only, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." In addition, the Company has entered into landlord estoppel agreements with the landlords of the land and collateral assignments of the ground leases with the lessees in order to provide the Company with certain rights with respect to the land on which the buildings are located.

         In connection with the Eight Pizza Hut Properties, which are land only, the Company acquired the land and is leasing these eight parcels to the lessee, Castle Hill Holdings VII, L.L.C. ("Castle Hill"), pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Eight Pizza Hut Properties to one of its affiliates, Midland Food Services III, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Eight Pizza Hut Properties. In addition, the Company provided mortgage financing of $4,200,000 to the lessee of the Eight Pizza Hut Properties pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Eight Pizza Hut Properties, the Pizza Hut property in Dover, Ohio, not yet acquired by the Company, and two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia, which will not be owned by the Company. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest are due in equal monthly installments over 20 years starting May 1, 1997. The Master Mortgage Note equals approximately 88 percent of the appraised value of the related buildings. Management believes that, due to the fact that the Company owns the underlying land relating to the Eight Pizza Hut Properties and anticipates owning the land relating to the property in Dover, Ohio, and due to other underwriting criteria, the Company has sufficient collateral for the Master Mortgage Note.

         The following table sets forth the location of the 13 Properties, including one Property consisting of land and building, four Properties consisting of building only and eight Properties consisting of land only, acquired by the Company, from March 7, 1997 through March 27, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.



                                                                    Lease Expira-
                                            Purchase      Date         tion and              Minimum
Property Location and Competition           Price (1)   Acquired    Renewal Options      Annual Rent (2)
Jack in the Box                          $905,945     03/18/97    03/2015; four       $92,859 (5); increases
(the "Houston #4 Property")              (3)(5)                   five-year renewal   by 8% after the fifth
Restaurant to be constructed                                      options             lease year and after
                                                                                      every five years
The Houston #4 Property is located on
the thereafter during the annual rent
for such southeast corner of Hempstead
Highway and lease term lease year (4)
34th Street, in Houston, Harris County,
Texas, in an area of mixed commercial
and residential development.

Black-eyed Pea (6)(9)                    $620,336     03/26/97    06/2013             $79,560; increases to
(the "Bedford Property")                                                              $81,950 during the
Existing restaurant                                                                   eleventh through
                                                                                      sixteenth lease years
The Bedford Property is located within
the northeast quadrant of State Highway
121 and Parkwood Drive, in Bedford,
Tarrant County, Texas, in an area of
mixed retail, commercial, and
residential development. Other fast-food
and family-style restaurants located in
proximity to the Bedford Property
include several local restaurants.







                                                                         Option
Property Location and Competition         Percentage Rent             To Purchase
Jack in the Box                          for each lease year,        at any time after
(the "Houston #4 Property")              (i) 5% of annual            the seventh lease
Restaurant to be constructed             gross sales minus           year
                                         (ii) the minimum
The Houston #4 Property is located on
the thereafter during the annual rent
for such southeast corner of Hempstead
Highway and lease term lease year (4)
34th Street, in Houston, Harris County,
Texas, in an area of mixed commercial
and residential development.

Black-eyed Pea (6)(9)                    None                      at any time after
(the "Bedford Property")                                           the fifth lease
Existing restaurant                                                year

The Bedford Property is located within
the northeast quadrant of State Highway
121 and Parkwood Drive, in Bedford,
Tarrant County, Texas, in an area of
mixed retail, commercial, and
residential development. Other fast-food and family-style restaurants located in proximity to the Bedford Property include several local restaurants.




                                                                     Lease Expira-
                                           Purchase      Date         tion and              Minimum
Property Location and Competition          Price (1)    Acquired    Renewal Options      Annual Rent (2)
Black-eyed Pea (6)(9)                     $620,320     03/26/97    05/2016             $75,182; increases to
(the "Dallas Property")                                                                $78,294 during the
Existing restaurant                                                                    eleventh through
                                                                                       nineteenth lease
                                                                                       years
The Dallas Property is located on the
south side of West Northwest Highway
between Loop 12 and Interstate Highway
35E, in Dallas, Dallas County, Texas, in
an area of mixed retail, commercial, and
residential development.  Other
fast-food and family- style restaurants
located in proximity to the Dallas
Property include an Olive Garden, a Red
Lobster, a Chili's, a Tony Roma's, and
several local restaurants.

Black-eyed Pea (6)(9)                     $620,323     03/26/97    04/2011             $84,305; increases to
(the "Forth Worth Property")                                                           $86,048 during the
Existing restaurant                                                                    eleventh through
                                                                                       fourteenth lease
                                                                                       years
The Fort Worth Property is located on the
south side of Camp Bowie Boulevard between
Hillsdale Road and Bernie Anderson Avenue,
in Fort Worth, Tarrant County, Texas, in a
area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Fort Worth Property
include a McDonald's, a Boston Market, and
several local restaurants.






                                                                         Option
Property Location and Competition          Percentage Rent            To Purchase
Black-eyed Pea (6)(9)                      None                      at any time after
(the "Dallas Property")                                              the fifth lease
Existing restaurant                                                  year


The Dallas Property is located on the
south side of West Northwest Highway
between Loop 12 and Interstate Highway
35E, in Dallas, Dallas County, Texas, in an area of mixed retail, commercial, and residential development. Other fast-food and family- style restaurants located in proximity to the Dallas
Property include an Olive Garden, a Red
Lobster, a Chili's, a Tony Roma's, and
several local restaurants.

Black-eyed Pea (6)(9)                       None                      at any time after
(the "Forth Worth Property")                                          the fifth lease
Existing restaurant                                                   year


The Fort Worth Property is located on the south side of Camp Bowie Boulevard between Hillsdale Road and Bernie Anderson Avenue, in Fort Worth, Tarrant County, Texas, in a area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Fort Worth Property include a McDonald's, a Boston Market, and several local restaurants.



                                                                                   Lease Expira-
                                                  Purchase           Date            tion and                 Minimum
Property Location and Competition                 Price (1)        Acquired       Renewal Options         Annual Rent (2)
Black-eyed Pea (6)                             $617,022          03/26/97       04/2012                $81,660; increases to
(the "Oklahoma City Property")                                                                         $83,680 during the
Existing restaurant                                                                                    eleventh through
                                                                                                       fifteenth lease years
The Oklahoma City Property is located on
the south side of Interstate Highway 240,
east of South Pennsylvania Avenue, in
Oklahoma City, Oklahoma County, Oklahoma,
in an area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the Oklahoma City Property
include a Hardee's, a Denny's, a Ryan's
Family Steak House, a Wendy's, a Western
Sizzlin, a Golden Corral, and several local
restaurants.

Eight Pizza Hut Properties - Land only -       $1,575,622        03/27/97       03/2017; two ten-      $165,440 (9) ;
(7)(8) located in Bolivar, Ohio (the                                            year renewal           increases by 10% after
"Bolivar Property"), Carrollton, Ohio (the                                      options                the fifth and tenth
"Carrollton Property"), Millersburg, Ohio                                                              lease years and 12%
(the "Millersburg Property"), New                                                                      after the fifteenth
Philadelphia, Ohio (the "New Philadelphia                                                              lease year
#1 Property"), New Philadelphia, Ohio (the
"New Philadelphia #2 Property"),
Steubenville, Ohio (the "Steubenville
Property"), Uhrichsville, Ohio (the
"Uhrichsville Property") and Wellsburg,
West Virginia (the "Wellsburg Property")




                                                                                 Option
Property Location and Competition                   Percentage Rent            To Purchase
Black-eyed Pea (6)                               None                      at any time after
(the "Oklahoma City Property")                                             the fifth lease
Existing restaurant                                                        year

The Oklahoma City Property is located on the south side of Interstate Highway 240, east of South Pennsylvania Avenue, in Oklahoma City, Oklahoma County, Oklahoma, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Oklahoma City Property include a Hardee's, a Denny's, a Ryan's
Family Steak House, a Wendy's, a Western
Sizzlin, a Golden Corral, and several local restaurants.

Eight Pizza Hut Properties - Land only -         None                      at any time after
(7)(8) located in Bolivar, Ohio (the                                       the seventh lease
"Bolivar Property"), Carrollton, Ohio (the                                 year
"Carrollton Property"), Millersburg, Ohio
(the "Millersburg Property"), New
Philadelphia, Ohio (the "New Philadelphia
#1 Property"), New Philadelphia, Ohio (the
"New Philadelphia #2 Property"),
Steubenville, Ohio (the "Steubenville
Property"), Uhrichsville, Ohio (the
"Uhrichsville Property") and Wellsburg,
West Virginia (the "Wellsburg Property")


                                                                                 Lease Expira-
                                               Purchase           Date            tion and                 Minimum
Property Location and Competition              Price (1)        Acquired       Renewal Options         Annual Rent (2)
The Bolivar Property is located on the
north side of Edgebrook Boulevard just west
of State Road 212 and east of Wilkshire
Boulevard, in Bolivar, Tuscarawas County,
Ohio, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Bolivar Property include a McDonald's, a
Wendy's, and several local restaurants.

The Carrollton Property is located on the east side of Canton Road Northwest, in Carrollton, Carroll County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Carrollton Property include a Dairy Queen, a McDonald's, a Subway Sandwich Shop, and several local restaurants.

The Millersburg Property is located on the east side of State Road 83 just south of Country Road 58, in Millersburg, Holmes
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Millersburg Property include a McDonald's, a Subway Sandwich Shop, and several local restaurants.




                                                                                Option
                                               Percentage Rate                To Purchase
Property Location and Competition
The Bolivar Property is located on the
north side of Edgebrook Boulevard just west
of State Road 212 and east of Wilkshire
Boulevard, in Bolivar, Tuscarawas County,
Ohio, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Bolivar Property include a McDonald's, a
Wendy's, and several local restaurants.

The Carrollton Property is located on the east side of Canton Road Northwest, in Carrollton, Carroll County, Ohio, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Carrollton Property include a Dairy Queen, a McDonald's, a Subway Sandwich Shop, and several local restaurants.

The Millersburg Property is located on the east side of State Road 83 just south of Country Road 58, in Millersburg, Holmes
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Millersburg Property include a McDonald's, a Subway Sandwich Shop, and several local restaurants.


                                                                                  Lease Expira-
                                                Purchase           Date            tion and                 Minimum
Property Location and Competition               Price (1)        Acquired       Renewal Options         Annual Rent (2)
The New Philadelphia #1 Property is located
on the north side of West High Avenue east
of its intersection with 12th Street, in
New Philadelphia, Tuscarawas County, Ohio,
in an area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the New Philadelphia #1
Property include a Burger King, a Long John
Silver's, a Taco Bell, a Denny's, an Elby's
Big Boy, a Hardee's, McDonald's, and
several local restaurants.

The New Philadelphia #2 Property is located on the east side of Fourth Street
Northwest, in New Philadelphia, Tuscarawas
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the New
Philadelphia Property include a Burger
King, a McDonald's, an Arby's, a Wendy's, and a Papa John's.



                                                                            Option
Property Location and Competition              Percentage Rent              To Purchase
The New Philadelphia #1 Property is located
on the north side of West High Avenue east
of its intersection with 12th Street, in
New Philadelphia, Tuscarawas County, Ohio,
in an area of mixed retail, commercial, and
residential development.  Other fast-food
and family-style restaurants located in
proximity to the New Philadelphia #1
Property include a Burger King, a Long John
Silver's, a Taco Bell, a Denny's, an Elby's
Big Boy, a Hardee's, McDonald's, and
several local restaurants.

The New Philadelphia #2 Property is located on the east side of Fourth Street
Northwest, in New Philadelphia, Tuscarawas
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the New
Philadelphia Property include a Burger
King, a McDonald's, an Arby's, a Wendy's, and a Papa John's.



                                                                                Lease Expira-
                                               Purchase           Date            tion and                 Minimum
Property Location and Competition              Price (1)        Acquired       Renewal Options         Annual Rent (2)
The Steubenville Property is located on the
north side of Sunset Boulevard, west of
U.S. 22, in Steubenville, Jefferson County,
Ohio, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Steubenville Property include a McDonald's,
a Burger King, a Taco Bell, and a Bob
Evans.

The Uhrichsville Property is located on the west side of Commerce Drive, and also has frontage along the easterly right-of-way of U.S. 250, in Uhrichsville, Tuscarawas
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family- style
restaurants located in proximity to the
Uhrichsville Property include an Arby's, a KFC, a McDonald's, and several local restaurants.

The Wellsburg Property is located on the west side of Commerce Street, in Wellsburg, Brooke County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Wellsburg Property include a Dairy
Queen and a Wendy's.








                                                                                 Option
Property Location and Competition                   Percentage Rent            To Purchase
The Steubenville Property is located on the
north side of Sunset Boulevard, west of
U.S. 22, in Steubenville, Jefferson County,
Ohio, in an area of mixed retail,
commercial, and residential development.
Other fast-food and family-style
restaurants located in proximity to the
Steubenville Property include a McDonald's,
a Burger King, a Taco Bell, and a Bob
Evans.

The Uhrichsville Property is located on the west side of Commerce Drive, and also has frontage along the easterly right-of-way of U.S. 250, in Uhrichsville, Tuscarawas
County, Ohio, in an area of mixed retail, commercial, and residential development.
Other fast-food and family- style
restaurants located in proximity to the
Uhrichsville Property include an Arby's, a KFC, a McDonald's, and several local restaurants.

The Wellsburg Property is located on the west side of Commerce Street, in Wellsburg, Brooke County, West Virginia, in an area of mixed retail, commercial, and residential development. Other fast-food and family-style restaurants located in proximity to the Wellsburg Property include a Dairy
Queen and a Wendy's.




FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                           Federal Tax Basis

         Houston #4 Property                      $539,000
         Bedford Property                          653,000
         Dallas Property                           652,000
         Fort Worth Property                       653,000
         Oklahoma City Property                    649,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease.

(3) The development agreement for the Houston #4 Property, which is to be constructed, provides that construction must be completed no later than the date set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:

         Property               Estimated Maximum Cost        Estimated Final Completion Date
         Houston #4 Property        $  905,945                September 14, 1997

(4) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(5) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(6) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(7) The lease relating to this Property is a land lease only. The Company entered into a Mortgage Loan evidenced by a Master Mortgage Note for $4,200,000 collateralized by building improvements. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in May 1997.

(8) The Company entered into a Master Lease Agreement for the Bolivar, Carrollton, Millersburg, New Philadelphia #1, New Philadelphia #2, Steubenville and Uhrichsville, Ohio, and Wellsburg, West Virginia Properties.

(9) The lessee of the Bedford, Dallas, and Forth Worth Properties is the same unaffiliated lessee.

BORROWING AND SECURED EQUIPMENT LEASES

         Between March 7, 1997 and March 27, 1997, the Company obtained one advance totalling $313,072 under its $15,000,000 Loan. This advance was the final advance relating to the acquisition of Equipment for the restaurant property in Hopkinsville, Kentucky (the "Hopkinsville Secured Equipment Lease").

PENDING INVESTMENTS

         As of March 27, 1997, the Company had initial commitments to acquire 19 properties, including 17 properties consisting of land and building, one property consisting of building only and one property consisting of land only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 19 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business Description of Property Leases," except as described below.

         In connection with the one Pizza Hut property consisting of land only, the Company anticipates acquiring the land and leasing it to the tenant, Castle Hill, pursuant to the master lease agreement for the Eight Pizza Hut Properties acquired on March 27, 1997.

         In connection with the Black-eyed Pea property in Scottsdale, Arizona, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.

                                           Lease Term and
         Property                          Renewal Options                       Minimum Annual Rent
         Bennigan's                        15 years; three five-year renewal     10.375% of the Company's total
         Arvada, CO                        options                               cost to purchase the property;
         Existing restaurant                                                     increases by 10% after the
                                                                                 fifth lease year and after
                                                                                 every five years thereafter
                                                                                 during the lease term

         Black-eyed Pea (3)                14 years                              13.66% of Total Cost (1)
         Scottsdale, AZ
         Restaurant to be renovated

         Boston Market                     15 years; five five-year renewal      10.38% of Total Cost (1);
         Arvada, CO                        options                               increases by 10% after the
         Restaurant to be constructed                                            fifth lease year and after
                                                                                 every five years thereafter
                                                                                 during the lease term

         Boston Market                     15 years; five five-year renewal      10.38% of Total Cost (1);
         Cedar Park, TX                    options                               increases by 10% after the
         Restaurant to be constructed                                            fifth lease year and after
                                                                                 every five years thereafter
                                                                                 during the lease term

         Boston Market                     15 years; five five-year renewal      10.38% of Total Cost (1);
         Collinsville, IL                  options                               increases by 10% after the
         Restaurant to be constructed                                            fifth lease year and after
                                                                                 every five years thereafter
                                                                                 during the lease term

         Boston Market                     15 years; five five-year renewal      10.38% of Total Cost (1);
         Indianapolis, IN                  options                               increases by 10% after the
         Restaurant to be constructed                                            fifth lease year and after
                                                                                 every five years thereafter
                                                                                 during the lease term


         Property                               Percentage Rent                    Option to Purchase
         Bennigan's                            for each lease year, (i) 6%       at any time after the fifth
         Arvada, CO                            of annual gross sales minus       lease year
         Existing restaurant                   (ii) the minimum annual rent
                                               for such lease year



         Black-eyed Pea (3)                    None                              (6)
         Scottsdale, AZ
         Restaurant to be renovated

         Boston Market                         for each lease year after the     at any time after the fifth
         Arvada, CO                            fifth lease year, (i) 4% of       lease year
         Restaurant to be constructed          annual gross sales minus (ii)
                                               the minimum annual rent for
                                               such lease year

         Boston Market                         for each lease year after the     at any time after the fifth
         Cedar Park, TX                        fifth lease year, (i) 4% of       lease year
         Restaurant to be constructed          annual gross sales minus (ii)
                                               the minimum annual rent for
                                               such lease year

         Boston Market                         for each lease year after the     at any time after the fifth
         Collinsville, IL                      fifth lease year, (i) 5% of       lease year
         Restaurant to be constructed          annual gross sales minus (ii)
                                               the minimum annual rent for
                                               such lease year

         Boston Market                         for each lease year after the     at any time after the fifth
         Indianapolis, IN                      fifth lease year, (i) 4% of       lease year
         Restaurant to be constructed          annual gross sales minus (ii)
                                               the minimum annual rent for
                                               such lease year


                                           Lease Term and
         Property                          Renewal Options                       Minimum Annual Rent
         Boston Market                     15 years; five five-year renewal      10.38% of Total Cost (1);
         Lansing, MI                       options                               increases by 10% after the
         Restaurant to be constructed                                            fifth lease year and after
                                                                                 every five years thereafter
                                                                                 during the lease term

         Boston Market                     15 years; five five-year renewal      10.38% of Total Cost (1);
         Taylorsville, UT                  options                               increases by 10% after the
         Restaurant to be constructed                                            fifth lease year and after
                                                                                 every five years thereafter
                                                                                 during the lease term

         Burger King                       20 years; two five-year renewal       11% of Total Cost (1)
         Ooltewah, TN                      options
         Restaurant to be constructed


         Golden Corral                     15 years; four five-year renewal      10.75% of Total Cost (1)
         Jacksonville, FL                  options
         Restaurant to be constructed


         IHOP                              20 years; three five-year renewal     10.125% of the Company's total
         Fairfax, VA                       options                               cost to purchase the property;
         Existing restaurant                                                     increases by 10% after the
                                                                                 fifth lease year and after
                                                                                 every five years thereafter
                                                                                 during the lease term

         IHOP                              20 years; three five-year renewal     10.125% of the Company's total
         Hollywood, CA                     options                               cost to purchase the property;
         Existing restaurant                                                     increases by 10% after the
                                                                                 fifth lease year and after
                                                                                 every five years thereafter
                                                                                 during the lease term










         Property                          Percentage Rent                    Option to Purchase
         Boston Market                    for each lease year after the     at any time after the fifth
         Lansing, MI                      fifth lease year, (i) 4% of       lease year
         Restaurant to be constructed     annual gross sales minus (ii)
                                          the minimum annual rent for
                                          such lease year

         Boston Market                    for each lease year after the     at any time after the fifth
         Taylorsville, UT                 fifth lease year, (i) 4% of       lease year
         Restaurant to be constructed     annual gross sales minus (ii)
                                          the minimum annual rent for
                                          such lease year

         Burger King                      for each lease year, (i) 8.5%     None
         Ooltewah, TN                     of annual gross sales minus
         Restaurant to be constructed     (ii) the minimum annual rent
                                          for such lease year

         Golden Corral                    for each lease year, 5% of        during the first through
         Jacksonville, FL                 the amount by which annual        seventh lease years and the
         Restaurant to be constructed     gross sales exceed a to be        tenth through fifteenth
                                          determined breakpoint             lease years only

         IHOP                             for each lease year, (i) 4%       during the eleventh lease
         Fairfax, VA                      of annual gross sales minus       year and at the end of the
         Existing restaurant              (ii) the minimum annual rent      initial lease term
                                          for such lease year



         IHOP                             for each lease year, (i) 4%       during the eleventh lease
         Hollywood, CA                    of annual gross sales minus       year and at the end of the
         Existing restaurant              (ii) the minimum annual rent      initial lease term
                                          for such lease year






                                           Lease Term and
         Property                          Renewal Options                       Minimum Annual Rent
         IHOP                              20 years; three five-year renewal     10.125% of the Company's total
         Leesburg, VA                      options                               cost to purchase the property;
         Existing restaurant                                                     increases by 10% after the
                                                                                 fifth lease year and after
                                                                                 every five years thereafter
                                                                                 during the lease term

         Jack in the Box                   18 years; four five-year renewal      10.25% of Total Cost (1);
         Bacliff, TX                       options                               increases by 8% after the fifth
         Restaurant to be constructed                                            lease year and after every five
                                                                                 years thereafter during the
                                                                                 lease term

         Jack in the Box                   18 years; four five-year renewal      10.25% of Total Cost (1);
         Enunclaw, WA                      options                               increases by 8% after the fifth
         Restaurant to be constructed                                            lease year and after every five
                                                                                 years thereafter during the
                                                                                 lease term

         Jack in the Box                   18 years; four five-year renewal      10.25% of Total Cost (1);
         Fresno, CA                        options                               increases by 8% after the fifth
         Restaurant to be constructed                                            lease year and after every five
                                                                                 years thereafter during the
                                                                                 lease term

         Jack in the Box                   18 years; four five-year renewal      10.25% of Total Cost (1);
         Oxnard, CA                        options                               increases by 8% after the fifth
         Restaurant to be constructed                                            lease year and after every five
                                                                                 years thereafter during the
                                                                                 lease term

         Pizza Hut (3)(4)                  20 years; two ten-year renewal        10.50% of the Company's total
         Dover, OH                         options                               cost to purchase the land;
         Land only                                                               increases by 10% after the
                                                                                 fifth and tenth lease years and
                                                                                 12% after the fifteenth lease
                                                                                 year




         Property                        Percentage Rent                    Option to Purchase
         IHOP                            for each lease year, (i) 4%       during the eleventh lease
         Leesburg, VA                    of annual gross sales minus       year and at the end of the
         Existing restaurant             (ii) the minimum annual rent      initial lease term
                                         for such lease year



         Jack in the Box                 for each lease year, (i) 5%       at any time after the
         Bacliff, TX                     of annual gross sales minus       seventh lease year (2)
         Restaurant to be constructed    (ii) the minimum annual rent
                                         for such lease year


         Jack in the Box                 for each lease year, (i) 5%       at any time after the
         Enunclaw, WA                    of annual gross sales minus       seventh lease year (2)
         Restaurant to be constructed    (ii) the minimum annual rent
                                         for such lease year


         Jack in the Box                 for each lease year, (i) 5%       at any time after the
         Fresno, CA                      of annual gross sales minus       seventh lease year (2)
         Restaurant to be constructed    (ii) the minimum annual rent
                                         for such lease year


         Jack in the Box                 for each lease year, (i) 5%       at any time after the
         Oxnard, CA                      of annual gross sales minus       seventh lease year (2)
         Restaurant to be constructed    (ii) the minimum annual rent
                                         for such lease year


         Pizza Hut (3)(4)                None                              at any time after the
         Dover, OH                                                         seventh lease year
         Land only






                                           Lease Term and
         Property                          Renewal Options                       Minimum Annual Rent
         Shoney's                          20 years; two five-year renewal       11% of Total Cost; increases by
         Phoenix, AZ                       options                               10% after the fifth lease year
         Restaurant to be constructed                                            and after every five years
                                                                                 thereafter during the lease
                                                                                 term (1)




         Property                         Percentage Rent                    Option to Purchase
         Shoney's                        for each lease year, (i) 6%       at any time after the
         Phoenix, AZ                     of annual gross sales minus       seventh lease year
         Restaurant to be constructed    (ii) the minimum annual rent
                                         for such lease year







FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The lease relating to this property is a land lease only. The Company has entered into a master mortgage note receivable collateralized by the Dover building improvements and the building improvements of the Eight Pizza Hut Properties acquired by the Company on March 27, 1997.

(4) The Company has entered into a master lease agreement for this property and the Eight Pizza Hut Properties acquired by the Company on March 27, 1997.

    PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                       CNL AMERICAN PROPERTIES FUND, INC.
    GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM MARCH 7, 1997
                             THROUGH MARCH 27, 1997
                       FOR A 12-MONTH PERIOD (UNAUDITED)


         The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from March 7, 1997 through March 27, 1997, for the 12-month period commencing on the date of the inception of the respective lease on such Property. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

                                              Jack in the Box                   Black-eyed Pea             Black-eyed Pea
                                             Houston #4, TX (5)                 Bedford, TX (8)            Dallas, TX (8)
                                             ------------------                 ---------------            --------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                    $ 92,859                         $ 79,560                  $ 75,182
Interest Income (2)                                    -                                -                         -
                                                 --------                         --------                  -------
  Total Revenues                                   92,859                           79,560                    75,182
                                                 --------                         --------                  --------

Asset Management Fees (3)                          (5,430)                          (3,716)                   (3,716)
Mortgage Management Fee (4)                            -                                -                         -
General and Administrative
  Expenses (5)                                     (5,757)                          (4,933)                   (4,661)
                                                 --------                         --------                  --------
    Total Operating Expenses                      (11,187)                          (8,649)                   (8,377)
                                                 --------                         --------                  --------

Estimated Cash Available from
  Operations                                       81,672                           70,911                    66,805

Depreciation and Amortization
  Expense (6)                                     (13,833)                         (16,731)                  (16,731)
                                                 --------                          --------                --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                       $ 67,839                         $ 54,180                  $ 50,074
                                                 ========                         ========                  ========


                                 SEE FOOTNOTES

                                         Black-eyed Pea               Black-eyed Pea           Eight Pizza Hut
                                       Fort Worth, TX (8)            Oklahoma City, OK            Properties               Total
                                       ------------------            -----------------         ---------------             -----
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                           $ 84,305                         $ 81,660                  $165,440              $ 579,006
Interest Income (2)                           -                                -                    437,918                437,918
                                        --------                         --------                  --------              ---------
  Total Revenues                          84,305                           81,660                   603,358              1,016,924
                                        --------                         --------                  --------              ---------

Asset Management Fees (3)                 (3,716)                          (3,696)                   (9,454)               (29,728)
Mortgage Management Fee (4)                   -                                -                    (25,200)               (25,200)
General and Administrative
  Expenses (5)                            (5,227)                          (5,063)                  (37,408)               (63,049)
                                        --------                         --------                  --------              ---------
    Total Operating Expenses              (8,943)                          (8,759)                  (72,062)              (117,977)
                                        --------                         --------                  --------              ---------

Estimated Cash Available from
  Operations                              75,362                           72,901                    531,296                898,947

Depreciation and Amortization
  Expense (6)                            (16,731)                         (16,642)                  (11,340)               (92,008)
                                        --------                         --------                  --------              ---------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company              $ 58,631                         $ 56,259                  $519,956              $ 806,939
                                        ========                         ========                  ========              =========


FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Company entered into a Master Mortgage Note agreement for $4,200,000, collateralized by building improvements located on the Eight Pizza Hut Properties, the Pizza Hut property in Dover, Ohio, and two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest will be collected in equal monthly installments over 20 years beginning in May 1997. Amount does not include $21,000 of loan commitment fees and $21,000 in loan origination fees collected by the Company at closing from the borrower.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) For managing the Mortgage Loans, the Advisor will be entitled to receive a monthly mortgage management fee of one-twelfth of .60% of the total principal amount of the Mortgage Loans as of the end of the preceding month. See "Management Compensation."

(5) Estimated at 6.2% of gross rental and interest income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(6) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years. In connection with the Eight Pizza Hut Properties, the Pizza Hut property in Dover, Ohio, and the two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia, acquisition fees allocated to the Master Mortgage Note have been amortized on a straight-line basis over the life of the agreement (20 years).

(7) The development agreement for the Property which is to be constructed, provides that construction must be completed no later than the date set forth below:

         Property                    Estimated Final Completion Date
         Houston #4 Property         September 14, 1997

(8) The lessee of the Bedford, Dallas, and Forth Worth Properties is the same unaffiliated lessee.